Exhibit 23.1

WISS & COMPANY, LLP
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 Registration No. 333-122455 of Dialysis Corporation of America of our report dated February 7, 2003, with respect to the consolidated financial statements of Dialysis Corporation of America as of and for the year ended December 31, 2002, which report appears in the Annual Report on Form 10-K of Dialysis Corporation of America for the year ended December 31, 2004.

/s/ Wiss & Company, LLP
WISS & COMPANY, LLP

Livingston, New Jersey
March 28, 2005